Press Release #201720	FOR IMMEDIATE RELEASE	October 2, 2017

Genesis Water Technologies wins Top Industrial Water Treatment Project Award

Kelowna, BC—Enertopia Corporation (ENRT) on the OTCQB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to announce our technology partner Genesis Water Technologies Inc., (GWT) a global leader in specialized water treatment solutions has won this award for the second year in a row.

GWT was chosen as one of the recipients of this prestigious Water & Waste Digest's Top Industrial Water Project Award for work on a wastewater project for removal of toxic phenolic compounds among other specialized contaminants in a petrochemical facility application in Egypt, North Africa.

Genesis Water Technologies sustainable water treatment solutions provide reduced cost and increased operational efficiency which reduces the water footprint and government compliance costs across many industries. Their water, waste water treatment, and water reuse solutions have been recognized for their innovation and performance in assisting their clients water treatment issues across the world.

The IWWD Top Industrial Water Project Award is being presented today to GWT at the Water Environment Federation Technology Conference (WEFTEC) being held at McCormick Place Chicago, Il. The WEFTEC conference is the largest of its kind in North America.

Nick Nicholas, Technical Manager for Genesis Water Technologies, Inc. states, “We truly appreciate being chosen as a recipient of the Water & Waste Digest`s top industrial water project award again for 2017. We are honored to be recognized for this award.

“We are excited to be partnering with Genesis Water Technologies in our lithium projects in Nevada, and I congratulate them on this important achievement”, states Robert McAllister of Enertopia.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.765.6412

About Genesis Water Technologies (GWT)

GWT is a global specialized water treatment solution’s company focused on providing innovative & sustainable solutions for specialized industrial and municipal water and wastewater treatment applications. For additional information please visit www.GenesisWaterTech.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its health and wellness, mining projects, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the bench test for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release